                                                                    Exhibit 10.7

                            STOCK PURCHASE AGREEMENT
                            ------------------------


          THIS STOCK PURCHASE AGREEMENT is made as of the 6th day of September, 1996, by and among BIONIX, INC., a Delaware corporation (the "Company"), BIOSCIENCE, LTD., a Finnish corporation ("Bioscience"), BIOCON, OY, a Finnish corporation ("Biocon"), BIOSTENT, Inc., a New Jersey corporation ("Biostent"), ORTHOSORB, INC., a New Jersey corporation ("Orthosorb", and, collectively with Bioscience, Biocon and Biostent, the "Subsidiaries"), and the parties identified as "Investors" on the signature pages hereof, each of which is herein referred to as an "Investor". For purposes of this Agreement, the term "Corporation" shall refer to the Company and the Subsidiaries collectively.

          The parties hereto hereby agree as follows:

     1.  PURCHASE AND SALE OF STOCK AND WARRANTS.
         ---------------------------------------

          1.1  SALE AND ISSUANCE OF SERIES A PREFERRED STOCK AND WARRANTS.
               ----------------------------------------------------------

               1.1.1 The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) a Certificate of Designation, Number, Powers, Preferences and Relative, Participating, Optional, and Other Special Rights and the Qualifications, Limitations, Restrictions and Other Distinguishing Characteristics (the "Certificate of Designation") setting forth the terms and conditions of the Company's Series A Convertible Participating Preferred Stock (the "Series A Preferred Stock"), such Certificate of Designation to be in the form and substance of the Certificate of Designation annexed hereto as Exhibit A. Such Certificate of Designation will further amend
                  ---------
the Company's amended Certificate of Incorporation. Excluding such Certificate of Designation, the Company's amended Certificate of Incorporation (the "Certificate of Incorporation") and the Company's By-laws are set forth in Exhibit B annexed hereto.
---------
               1.1.2 The Company shall issue common stock purchase warrants (the "Warrants") reflecting the terms set forth in the form of the warrant annexed hereto as Exhibit C. Each Warrant provides for the purchase of one share of the
          ---------
Company's Common Stock, par value $.001 per share (the "Common Stock"), at an exercise price of $3.00 per share.

               1.1.3 Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing, and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series A Preferred Stock set forth opposite each Investor's name on Exhibit D annexed hereto, at a price of $2.49 per share and (b) Warrants
        ---------
to that number of shares of the Company's Common Stock set
forth opposite each Investor's name on such Exhibit D, at a price of $.025 per
                                            ---------
Warrant. At the the Company shall deliver to each Investor certificates representing the number of shares of Series A Preferred Stock that such Investor is purchasing and the Warrants that such Investor is purchasing against payment of the purchase price therefor by certified check, wire transfer, or any combination thereof. Any Investor purchasing Series A Preferred Stock and Warrants pursuant to this Agreement shall become a party to this Agreement and a party to the Investors' Rights Agreement and Co-Sale Agreement referred to herein, all dated as of the date hereof. This Agreement, the Warrants, such Investors' Rights Agreement and such Co-Sale Agreement are collectively referred to herein as the "Transaction Agreements".

          1.2  CLOSING.
               -------

          (a) The purchase and sale of the Series A Preferred Stock and Warrants shall take place at the offices of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A., 65 Livingston Avenue, Roseland, New Jersey at 10:00 A.M., on [__________, 1996,] or at such other time and place as the Company and Investors acquiring in the aggregate more than one half of the shares of Series A Preferred Stock and Warrants sold pursuant hereto mutually agree upon orally or in writing (the "Closing").


     2.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.  The Corporation
         -------------------------------------------------
hereby represents and warrants to each Investor as follows:

          2.1  ORGANIZATION, GOOD STANDING AND QUALIFICATION; REORGANIZATION.
               -------------------------------------------------------------

               2.1.1 The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation in Pennsylvania and is not required to be qualified to transact business in any other jurisdiction, excepting only jurisdictions in which the failure to so qualify would not have a material adverse effect on its business or properties.

          2.1.2  The Company was reorganized in the manner described in Exhibit
                                                                        -------
E annexed hereto (the "Reorganization").  All corporate action with respect to
-
the Reorganization, including authorization, execution, delivery and governmental filings required in connection therewith, has been taken and the Reorganization is complete and effective.

          2.2  CAPITALIZATION AND VOTING RIGHTS.  The authorized capital of the
               --------------------------------
Company consists of the following:

          2.2.1  PREFERRED STOCK. 10,000,000 shares of Preferred Stock, of which
                 ---------------
2,000,000 shares have been reserved for sale at the Closing as Series A Preferred Stock and none of which are presently issued and outstanding. The rights, privileges and preferences of the Series A Preferred Stock will be as stated in the Certificate of Designation.

          2.2.2  COMMON STOCK.  60,000,000 shares of common stock ("Common
                 ------------
Stock"), of which 10,105,000 shares are issued and outstanding. The existing shareholders of the Company and their current holdings of the Company's capital stock are summarized in Exhibit F annexed hereto.
                        ---------

          2.2.3  OUTSTANDING SHARES.  The outstanding shares of Common Stock are
                 ------------------
all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act"), and any relevant state securities laws or pursuant to valid exemptions therefrom.

          2.2.4  RIGHTS TO PURCHASE.  Except for (A) the conversion privileges
                 ------------------
of the Series A Preferred Stock, (B) Warrants to purchase up to 800,000 shares of Common Stock to be issued pursuant to this Agreement, (C) the rights provided under the Transaction Agreements, (D) options to purchase 637,816 shares of Common Stock which have been granted to David W. Anderson and other employees pursuant to the Stock Option Agreements annexed hereto as Exhibit G and (E)
                                                          ---------
309,816 additional shares of Common Stock reserved for issuance pursuant to the Company's Stock Option/Stock Issuance Plan, a copy of which is annexed hereto as Exhibit H, there are not, and will not be as of the Closing Date, outstanding
---------
any options, warrants, rights (including conversion or pre-emptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. Except with respect to the Company's Certificate of Incorporation and By-laws, the Transaction Agreements, the Company's Reorganization Agreement (a copy of which has previously been furnished to counsel for the Investors) and the Shareholders' Agreement among Bionix, B.V. and its shareholders (a copy of which has previously been furnished to counsel for the Investors), the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding among any persons and/or entities, which affects or relates to the voting or giving of written consents by a director of the Company or the voting or giving of written consents by a director or stockholder with respect to any security of the Company.

          2.3  SUBSIDIARIES.  The Company does not presently own or control,
               ------------
directly or indirectly, any interest in any other corporation, association, or other business entity other than (i) Bioscience and Biocon, both of which are Finnish corporations and wholly-owned subsidiaries of the Company, and (ii) Biostent and Orthosorb, both of which are New Jersey corporations and wholly-owned subsidiaries of the Company. The Company plans to merge Biocon with and into Bioscience and to merge Biostent and Orthosorb with and into the Company. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4  AUTHORIZATION.  All corporate action on the part of the Company
               -------------
and its officers, directors and stockholders necessary for the authorization, execution and delivery of the Transaction Agreements, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Series A Preferred Stock and Warrants being sold hereunder and any Common Stock issuable upon conversion or exercise thereof, has been taken or will be taken prior to the Closing. The Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent that indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5  VALID ISSUANCE OF PREFERRED AND COMMON STOCK.  The Series A
               --------------------------------------------
Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable. Such Series A Preferred Stock and the Warrants being purchased by the Investors hereunder will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws. The shares of Common Stock issuable upon conversion of the Series A Preferred Stock purchased under this Agreement and upon exercise of the Warrants purchased under this Agreement have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate of Designation or the Warrants, whichever is applicable, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws.

          2.6  GOVERNMENTAL CONSENTS.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for such filings as may be required by applicable state securities laws.

          2.7  OFFERING.  Subject in part to the truth and accuracy of each
               --------
Investor's representations set forth in Section 3 hereof of this Agreement, the offer, sale and issuance of the Series A Preferred Stock and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Act.

          2.8  LITIGATION.  There is no action, suit, proceeding or
               ----------
investigation pending or currently threatened against the Corporation that questions the validity of the Transaction Agreements or the right of the Corporation to enter into the Transaction Agreements, or to consummate the transactions contemplated hereby or thereby, or that may reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the consolidated assets, financial condition or results of operations of the Corporation. The Corporation is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

          2.9  PATENTS AND TRADEMARKS.
               ----------------------

          (a)  Exhibit I annexed hereto includes a true and complete list of all
               ---------
patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by the Corporation. To the best of the Corporation's knowledge, the Corporation owns or possesses, or can obtain by payment of royalties in amounts which, in the aggregate, do not and will not materially adversely affect the business and the prospects of the Corporation, all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights and processes, trade secrets, and licenses or rights to the foregoing necessary for the conduct of the Corporation's business as now conducted (including any applications therefor) (collectively, the "Proprietary Rights"). To the best of the Corporation's knowledge, the business of the Corporation as now conducted does not infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses or other proprietary rights of any person or entity.

          (b) The Corporation has taken commercially reasonable actions and made such applicable applications and filings as it deemed commercially reasonable pursuant to applicable laws to perfect or protect its interests in the Proprietary Rights, except where the failure to take such actions or make such applications or filings would not have a material adverse effect on the Corporation's business as currently conducted or as proposed to be conducted or materially interfere with the use or enforcement of such Proprietary Rights in the ordinary course of its business. To the best of the Corporation's knowledge, each consultant to the Corporation has validly assigned all of such consultant's rights in and to the Proprietary Rights to the Company or one of the Subsidiaries.

          (c) The Reorganization, the execution, delivery and performance of the Transaction Agreements and the performance of the Company's obligations as set forth in the Certificate of Incorporation and the consummation of the transactions contemplated hereby and thereby will not (A) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Proprietary Right, or (B) in any way impair or adversely affect the right of the Corporation to develop, make, use, sell, license, market or dispose of or to bring any action for the infringement of, any Proprietary Right or any products, services or technology designed, developed, manufactured, licensed, sold, marketed or serviced by the business of the Corporation (collectively, "Products").

          (d) Except for any written obligations of the Corporation as set forth in the agreements listed on Exhibits J or K annexed hereto, the development,
                             ----------------
manufacture, marketing, license, sale, use or disposal of any Products does not or would not violate any license or agreement between the Company or any of its Subsidiaries and any third party. To the best knowledge of the Company, neither the Corporation nor any of its consultants has misappropriated any third party trade secrets. There is no claim or litigation pending or, to the best of the Company's knowledge, threatened, contesting the validity, ownership or right to develop, make, use, sell, license, market or dispose of any Proprietary Right.

          (e) To the best of the knowledge of the Corporation, no third party is infringing on any Proprietary Right where such infringement could materially adversely limit the protection afforded by the Proprietary Rights to the development, manufacture, use, sale, license, sublicense, marketing or disposition of the Products.

          (f) The Corporation has taken all commercially reasonable steps necessary or appropriate (including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with consultants to the Corporation, in the form attached as Exhibit L annexed hereto (the
                                     ----------
"Nondisclosure Agreement")), to safeguard and maintain the secrecy and confidentiality of, and the proprietary rights in, the Proprietary Rights.

          (g) Neither the Corporation nor, to the best of the Company's knowledge, any of its employees, consultants or independent contractors are making any unauthorized use of any confidential information of third parties or any confidential information in which any of their present or past consultants or independent contractors has claimed a proprietary interest and the Corporation is not aware of any facts that would give rise to any such claim. The Corporation is not aware that any consultant is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such consultant's best efforts to promote the interests of the Corporation or would conflict with the Corporation's business as now conducted. To the best of the Corporation's knowledge, no prior employer of any consultant of the Corporation has any right to or interest in any inventions, improvements, discoveries or other information assigned to the Corporation by a consultant pursuant to a Nondisclosure Agreement executed by such consultant, or otherwise so assigned.

          (h) All of the Corporation's consultants or independent contractors whose employment responsibility requires access or who have actual access to confidential or proprietary information of the Company have executed and delivered a Nondisclosure Agreement, and all such agreements are in full force and effect.

          2.10  COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in
                ---------------------------------
violation or default of any provision of its Certificate of Incorporation or By-Laws, and the Corporation is not in material violation or material default of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of the Company's knowledge, of any provision of any statute, rule or regulation applicable to the Corporation. The execution, delivery and performance of the Transaction Agreements, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in material conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Corporation or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization, or approval applicable to the Corporation, its business or operations or any of its assets or properties.

          2.11  AGREEMENTS; ACTION.
                ------------------

          2.11.1 Except for the Articles of Association as amended from time to time of Bionix, B.V. and agreements explicitly referred to herein or contemplated hereby or by any of the other Transaction Agreements or by the Shareholders' Agreement among Bionix, B.V. and its shareholders, there are no material agreements of any nature between the Corporation and any of its officers, directors or other affiliates, including without limitation any agreement or other arrangement providing for payments to any such person or entity or regarding voting rights or control over the Corporation.

          2.11.2 Except as disclosed in any exhibit or agreement disclosed hereunder, there are no material agreements to which the Corporation is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of the Corporation in excess of $100,000, or (ii) provisions restricting the development, manufacture or distribution of the Corporation's products or services, or (iii) indemnification by the Corporation with respect to infringements of proprietary rights.

          2.11.3 Exhibit J annexed hereto contains the form of the Corporation's
                 ---------
material distribution, sales representative and sales agency agreements.
Exhibit K annexed hereto contains a description of any material agreement
---------
pursuant to which the Corporation has received an existing license from a third-party or granted an existing license to a third-party.

          2.11.4 Exhibit M annexed hereto contains a description of all
                 ---------
indebtedness of the Corporation to banks or other lenders (other than lessors under operating leases) and a description of any security interests, pledges or other encumbrances on the Corporation's property which have been given to secure such indebtedness. Except as otherwise set forth in Exhibit E annexed hereto,
                                                    ---------
since January 1, 1996, the Corporation has not declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock and the Corporation has not (i) made any loans or advances to any officer or director of the Corporation, other than ordinary advances for travel expenses, or (ii) entered into any transaction outside of the ordinary course of business.

          2.11.5 Except for the sale of the Corporation's products by a subsidiary of Vital Signs, Inc. (which sales effort terminated with the commencement of sales managed by the Corporation) and agreements described in exhibits annexed hereto, (A) the Corporation has not entered into any business transaction with any entity controlled by an officer or director of the Corporation, (B) to the best of the Company's knowledge, no officer, or director of the Company or any of its Subsidiaries or member of his or her immediate family is affiliated with any firm or corporation that competes with the Corporation, except that this representation shall not apply with respect to officers and directors of the Company or any of its Subsidiaries and members of their immediate families that own stock in publicly traded companies (equal to no more than 2% of the outstanding shares of such public companies) that may compete with the Corporation and (C) to the best of the Company's knowledge, no officer or director of the Company and no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract between the Company or any of its Subsidiaries and any of its customers, suppliers, distributors, sales representatives or sales agents.

          2.12  BUSINESS PLAN.  The Business Plan dated February 1996 previously
                -------------
delivered to each Investor was prepared in good faith by the Company and, to the best of the Company's knowledge, does not, with respect to any historical matters, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading. It is understood that (A) with respect to projections contained in the Business Plan, the Company represents only that such projections were prepared in good faith and that the Company reasonably believes that there is a reasonable basis for such projections, it being understood that no assurances can be given that actual results of operations will in fact be the same as or even approximate the projected results and (B) all representations regarding such Business Plan are qualified by the disclaimers set forth in Exhibit N annexed hereto.
                                          ---------

          2.13  PERMITS. The Corporation has all franchises, permits, licenses,
                -------
and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would materially and adversely affect the business, consolidated results of operations or consolidated financial condition of the Corporation. To the best of the Corporation's knowledge, the Corporation is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. The Corporation has not received any notices from the U.S. Food and Drug Administration regarding its non-compliance with Good Manufacturing Practices ("GMP") and, to the best of the Corporation's knowledge, is in compliance in all material respects with GMP and has implemented appropriate policies and procedures under GMP.

          2.14  ENVIRONMENTAL AND SAFETY LAWS.  To the best of the Corporation's
                -----------------------------
knowledge, the Corporation is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, the violation of which would materially and adversely affect the business, consolidated results of operations or consolidated financial condition of the Corporation.

          2.15  MANUFACTURING AND MARKETING RIGHTS.  Except as set forth in
                ----------------------------------
Exhibits J and K annexed hereto, the Corporation has not granted rights to
----------------
manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Corporation's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

          2.16  REGISTRATION RIGHTS.  Except as provided in the Investors'
                -------------------
Rights Agreement, the Corporation has not granted or agreed to grant any registration rights, including piggyback registration rights, to any person or entity.

          2.17  TITLE TO PROPERTY AND ASSETS.  The Corporation owns its property
                ----------------------------
and assets free and clear of all mortgages, liens and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Corporation's ownership or use of such property or assets.

          2.18  FINANCIAL STATEMENTS.  The Company has annexed hereto as Exhibit
                --------------------                                     -------
O its audited financial statements as of December 31, 1995, and for the fiscal
-
year then ended and unaudited financial statements for the six months ended June 30, 1996 (the "Financial Statements"). The Financial Statements fairly present the consolidated financial condition and operating results of the Corporation as of the dates, and for the periods, indicated therein. The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and with each other, except that no footnotes have been prepared with respect to the 1996 financial statements. Except as set forth in the Financial Statements, the Corporation has no material liabilities that would be required to be disclosed on the face of a balance sheet prepared in accordance with GAAP other than (i) liabilities incurred in connection with the Reorganization and the offering of the Series A Preferred Stock and Warrants or in the ordinary course of business subsequent to the date of the most recent balance sheet included within the Financial Statements (the "Balance Sheet Date"), and (ii) obligations under contracts and commitments incurred in the ordinary course of business. The Corporation is not a guarantor of any indebtedness of any person, firm or corporation other than an entity affiliated with the Company.

          2.19  CHANGES.  Since the Balance Sheet Date, there has not been:
                -------

          2.19.1 any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the consolidated financial condition, results of operations or business of the Corporation;

          2.19.2 any material change or amendment to a material contract or arrangement by which the Corporation or any of its assets or properties is bound or subject;

          2.19.3 any resignation or termination of employment of any key officer of the Corporation other than Jeffrey O'Donnell; or

          2.19.4 to the best of the Company's knowledge, any other event or condition of any character that may reasonably be expected to materially and adversely affect the consolidated financial condition, results of operations or business of the Corporation.

          2.20  EMPLOYEE MATTERS.  Except as described in Exhibit P annexed
                ----------------                          ---------
hereto, the Corporation does not maintain any "employee benefit plan" as such term is defined in the Employee Retirement Income Security Act of 1974. The Corporation has not entered into any written employment agreements other than those described in Exhibit P annexed hereto. None of the Corporation's
                   ----------
employees are represented by any labor union, and there has been no labor strike or other action taken by organized labor with respect to the Corporation (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

          2.21  TAX RETURNS, PAYMENTS AND ELECTIONS.  The Corporation has filed
                -----------------------------------
(when due) all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Corporation has paid all taxes and other assessments when due.

          2.22  NON-COMPETITION AGREEMENTS.   David W. Anderson's and Pertti
                --------------------------
Tormala's employment agreements referenced in Exhibit P annexed hereto contain a
                                              ---------
non-competition agreement.

          2.23  NON-DISCLOSURE AND DEVELOPMENT AGREEMENT.  Non-Disclosure and
                ----------------------------------------
Development Agreements in the form of the agreement annexed hereto as Exhibit R
                                                                      ---------
have been executed by each of the officers of the Company and by each other employee of the Corporation determined by management to be a key employee of the Corporation.

          2.24  BASE SALARY OF CEO.  The base salary of David W. Anderson, the
                ------------------
Company's Chief Executive Officer, is not more than $150,000.

     3.  REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.  Each Investor hereby
         -----------------------------------------------
represents and warrants that:

          3.1  AUTHORIZATION.  Such Investor has full power and authority to
               -------------
enter into the Transaction Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2  PURCHASE ENTIRELY FOR OWN ACCOUNT.  This Agreement is made with
               ---------------------------------
such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series A Preferred Stock and Warrants to be received by such Investor and the capital stock issuable upon conversion or exercise thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

          3.3  DISCLOSURE OF INFORMATION.  Such Investor believes it has
               -------------------------
received all the information it considers necessary or appropriate for deciding whether to purchase the Series A Preferred Stock and Warrants. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series A Preferred Stock and Warrants and the business, properties, prospects and financial condition of the Company.

          3.4  INVESTMENT EXPERIENCE.  Such Investor is an investor in
               ---------------------
securities of private companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series A Preferred Stock and Warrants, as well as the underlying Common Stock. If other than an individual, such Investor also represents that it has not been organized for the purpose of acquiring the Series A Preferred Stock or the Warrants.

          3.5  ACCREDITED INVESTOR.  Such Investor is an "accredited investor"
               -------------------
within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

          3.6  RESTRICTED SECURITIES.  Such Investor understands that the
               ---------------------
Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may not be resold without registration under the Act except in certain limited circumstances. In this connection, such Investor represents that it is aware that it may be required to hold the Securities indefinitely and is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7  FURTHER LIMITATIONS ON DISPOSITION.  Without in any way limiting
               ----------------------------------
the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3 hereof and the Investors' Rights Agreement and Co-Sale Agreement provided and to the extent that this Section and such Agreements are then applicable, and:

          3.7.1 There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          3.7.2 (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Company, such Investor shall have furnished the

Company with an opinion of counsel, satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

          3.7.3 Notwithstanding the provisions of paragraphs 3.7.1 and 3.7.2 above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to a direct successor (by law or otherwise) to such partnership, a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

          3.8  LEGENDS.  It is understood that the certificates evidencing the
               -------
Securities may bear one or all of the following legends:

              3.8.1 "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               3.8.2  Any legend required by the laws of any State.

          3.8.3 The legend set forth under Section 3.8.1 shall be removed from such certificates, at the request of the holder thereof, at such time as the shares represented by such certificate become eligible for resale pursuant to Rule 144(k) under the Act.

          3.9  DISCLAIMERS.  Each Investor understands and acknowledges that
               -----------
such Investor has been advised with respect to the following:

               3.9.1  The disclaimers set forth in Exhibit N annexed hereto; and
                                                   ---------

               3.9.2  The statement of risk factors set forth in Exhibit S
                                                                 ---------
annexed hereto.


     4.  CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING.  The obligations of
         -----------------------------------------------
each Investor under subsection 1.1.3 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          4.1  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

          4.2  PERFORMANCE.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          4.3  COMPLIANCE CERTIFICATE.  The Company shall deliver to each
               ----------------------
Investor at the Closing a certificate stating that, to the best of its knowledge, the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

          4.4  QUALIFICATIONS.  All authorizations, approvals, or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          4.5  INVESTORS' RIGHTS AGREEMENT.  The Company and each Investor shall
               ---------------------------
have entered into the Investors' Rights Agreement in the form annexed hereto as Exhibit T.
---------

          4.6  CO-SALE AGREEMENT.  The Company, the Investors, and each of the
               -----------------
Founding Stockholders (as defined in the Co-Sale Agreement) shall have entered into the Co-Sale Agreement in the form annexed hereto as Exhibit U.
                                                         ---------

          4.7  OPINION OF COUNSEL.  Counsel to the Company shall have delivered
               ------------------
to the Investors an opinion letter in the form annexed hereto as Exhibit V.
                                                                 ---------

          4.8  CHARTER AND BYLAWS.  The Certificate of Incorporation and
               ------------------
Certificate of Designation shall have been filed with the office of the Secretary of State of the State of Delaware. The By-laws as set forth in Exhibit B annexed hereto shall remain (as of the Closing) effective without
---------
change.

          4.9  COMMITTEES.  The Board of Directors of the Company shall have
               ----------
established an Audit Committee and a Compensation Committee consisting of one or more members. Terral Jordan has been named as a member of each such committee.

          4.10  OTHER MATTERS.  All corporate and other proceedings in
                -------------
connection with the Reorganization and the transactions contemplated by the Transaction Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors and their counsel, and the Investors and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     5.  CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.  The obligations of
         --------------------------------------------------
the Company to the Investors under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

          5.1  REPRESENTATIONS AND WARRANTIES.  The representations and
               ------------------------------
warranties of the Investors contained in Section 3 hereof shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          5.2  PAYMENT OF PURCHASE PRICE.  The Investors shall have delivered
               -------------------------
the purchase price specified in Section 1.1.3 hereof. A minimum of 800,000 shares of Series A Preferred Stock and 320,000 Warrants shall have been purchased by all Investors at the Closing.

          5.3  QUALIFICATIONS.  All authorizations, approvals, or permits, if
               --------------
any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

          5.4  INVESTORS' RIGHTS AGREEMENT.  The Company and the Investors shall
               ---------------------------
have entered into the Investors' Rights Agreement described in Section 4.5 hereof.

          5.5  CO-SALE AGREEMENT.  The Company, the Investors, and each of the
               -----------------
Founding Stockholders shall have entered into the Co-Sale Agreement described in Section 4.6 hereof.

          5.6  OTHER MATTERS.  All corporate and other proceedings in connection
               -------------
with the Reorganization and the transactions contemplated by the Transaction Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6.  KEY MAN INSURANCE; NEW OFFICERS.  As soon as practicable after the
         -------------------------------
Closing, the Company shall purchase and, while shares of Series A Preferred Stock are outstanding, thereafter shall maintain key man insurance in the amount of $1.0 million on the lives of each of David W. Anderson and Pertti Tormala, subject to the following conditions: (i) the purchase of such insurance shall be subject to the approval of the Compensation Committee of the Board, which shall have the discretion to reduce the amount of such insurance if $1.0 million of insurance cannot be obtained by the Company from a reputable insurance company at a premium that is reasonable to, and affordable by, the Company and (ii) the obligation set forth in this Section 6 shall apply with respect to David W. Anderson and Pertti Tormala only while such person is providing services to the Company or one or more of its Subsidiaries. Subsequent to the Closing, the Company shall use reasonable efforts to hire and employ a suitable chief financial officer and a suitable European operating officer.

     7.  MISCELLANEOUS.
         -------------

          7.1  SURVIVAL OF WARRANTIES.  The warranties, representations and
               ----------------------
covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          7.2  SUCCESSORS AND ASSIGNS.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3  GOVERNING LAW.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of Delaware (without application of principles of conflicts of laws).

          7.4  COUNTERPARTS; FACSIMILE.  This Agreement may be executed in two
               -----------------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures hereon may be evidenced by facsimile transmissions.

          7.5  CAPTIONS.  The captions used in this Agreement are used for
               --------
convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6  NOTICES.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, by facsimile transmission upon delivery thereof or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or in Exhibit D annexed hereto, or at such other
                                ---------
address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.7  FINDER'S FEE.  Each party represents that it neither is nor will
               ------------
be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8  EXPENSES.  Irrespective of whether the Closing is effected, the
               --------
Company shall pay all costs and expenses that it incurs and each Investor shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, except that the Company shall pay the reasonable fees up to a maximum of $20,000 and expenses of Testa, Hurwitz & Thibeault, LLP (counsel to the Investors). If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Transaction Agreements, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9  AMENDMENTS AND WAIVERS.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series A Preferred Stock acquired pursuant to this Agreement. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

          7.10  SEVERABILITY. If one or more provisions of this Agreement are
                ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and such balance shall be enforceable in accordance with its terms.

          7.11  ENTIRE AGREEMENT.  This Agreement and the documents referred to
                ----------------
herein constitute the entire agreement with respect to the subject matter hereof among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

          7.12  RULE OF CONSTRUCTION.  The parties do not intend that this
                --------------------
Agreement shall be construed against the party that drafted this Agreement or any portion of this Agreement.


          IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first above written.


                                 BIONIX, INC.


                                 By: /s/ David W. Anderson
                                    ---------------------------------
                                         David W. Anderson, President

                       Address:   279 B Great Valley Parkway
                                  Malvern, PA  19355
                                  Telephone:  610-296-0919
                                  Telecopy:  610-296-2249

                                 INVESTORS:


                                    /s/ David J. Bershad
                                    ------------------------------------
                                         David J. Bershad

                                 BTAR ASSOCIATES, L.P.

                                 By:  STRATEGIC CONCEPTS, INC.,
                                       General Partner


                                      By: /s/ Anthony J. Dimun
                                         ---------------------------
                                         Anthony J. Dimun
                                          President


                                 TDW ASSOCIATES, L.P.

                                 By:  TDW III, INC.,
                                       General Partner


                                 By: /s/ Terence D. Wall
                                    --------------------------------
                                    Terence D. Wall,
                                    President


                                 DELAWARE CHARTER GUARANTEE &
                                 TRUST/Custodian FBO David H. MacCallum


                                 By: /s/ David H. MacCallum
                                    --------------------------------
                                    David H. MacCallum


                                 T. ROWE PRICE THRESHOLD FUND III, L.P.,

                                 By: T. Rowe Price Threshold Fund Associates,
                                     Inc., General Partner of T. Rowe Price
                                     Threshold Fund III, L.P.


                                 By: /s/ Junerose C. Sordoni
                                    --------------------------------
                                     Junerose C. Sordoni


                                 H & Q BIONIX INVESTORS, L.P.


                                 By: /s/ H & Q BIONIX INVESTORS, L.P.
                                    --------------------------------

                                 LANDMARK FINANCIAL ASSOCIATES II, L.P.


                                 By: /s/ John J. Moroney
                                    ----------------------------------
                                    John J. Moroney, General Partner


                                     /s/ Russell Stravitz
                                 -------------------------------------
                                       Russell Stravitz


STAGE RIGHT LTD. DEFINED         JMS F/B/O RICHARD LANDIS PROFIT
BENEFITS PENSION PLAN              SHARING KEOGH PLAN


By: /s/ Richard Landis           By: /s/ Richard Landis
   ----------------------           ----------------------------------

                                 By: /s/ Gail R. Smien, Esq.
                                    ----------------------------------

                                 DESERT ORTHOPEDICS AND
                                 REHABILITATION LTD.
                                 PROFIT SHARING PLAN


                                 By: /s/ Saul Schreiber
                                    ----------------------------------

                                 SAUL N. and ELAINE S. SCHREIBER
                                 FAMILY TRUST


                                 By: /s/ Saul Schreiber
                                    ----------------------------------


                                 /s/ Samuel E. Navarro
                                 -------------------------------------
                                 Samuel E. Navarro


/s/ Kevin Kotler                 /s/ Lori Gonye
-------------------------        -------------------------------------
Kevin Kotler                     Lori Gonye

                                 BIOSCIENCE, LTD.



                                 By: /s/ Pertti Viitanen
                                    ----------------------------------



                                 BIOCON, OY



                                 By: /s/ Pertti Viitanen
                                    ----------------------------------



                                 BIOSTENT, INC.



                                 By: /s/ David W. Anderson
                                    ----------------------------------


                                 ORTHOSORB, INC.



                                 By: /s/ David W. Anderson
                                    ----------------------------------

                                    EXHIBITS

 Exhibit                          Description
 -------                          -----------

    A      Certificate of Designation of the Series A Preferred Stock
    B Certificate of Incorporation (as amended, but without the Certificate of Designation) and By-Laws
    C      Common Stock Purchase Warrant
    D      List of Investors
    E      Description of the Reorganization
    F      Existing Shareholders
    G      Stock Option Agreements
    H      Stock Option/Stock Issuance Plan
    I      Patents Agreements
    J      Distribution and Sales Representative Agreements
    K      License Agreements
    L      Nondisclosure Agreement
    M      Indebtedness
    N      Disclaimers
    O      Financial Statements
    P      Employment Agreements and Employee Benefit Plans
    Q      Omitted
    R      Nondisclosure and Development Agreement
    S      Statement of Risk Factors
    T      Investors' Rights Agreement
    U      Co-Sale Agreement
    V      Opinion Letter

                                      D-1